FRANK J. HARITON • ATTORNEY - AT - LAW
1065 Dobbs Ferry Road • White Plains • New York 10607 • (Tel) (914) 674-4373 • (Fax) (914) 693-2963 • (e-mail) hariton@sprynet.com

June 22, 2020

The Board of Directors
Endonovo Therapeutics, Inc.
6320 Canoga Avenue - 15th Floor
Woodland Hills, CA 91367

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, I have examined the Registration Statement on Form S-1 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 to be filed by Endonovo Therapeutics, Inc., a Delaware corporation (the "Company"), that is intended to register under the Securities Act of 1933, as amended (the "Securities Act"), 3,685,516 shares of the Company's common stock (the "Shares").

I have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all copies submitted to me as conformed and certified or reproduced copies.

Based on the foregoing, I am of the opinion that the Company is validly existing and in good standing under Delaware Law and the Shares that have or may be issued pursuant to the transactions described in the Registration Statement are or, when issued, will be validly issued, fully paid and non-assessable duly issued and outstanding shares of the Company's common stock.

I consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of my name in the prospectus constituting a part thereof. I further confirm that I own 4,536 shares of the Company's common stock and 6,000,000 options to purchase the Company's common stock with an exercise price of $0.1401, 1,500 options to purchase the Company's common stock with an exercise price of $54.00, and 10,185 options to purchase the Company's common stock with an exercise price of $21.60.

Very truly yours,

Frank J. Hariton